UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41390	84-5052822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 635-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one redeemable warrant and one right	BLACU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	BLAC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	BLACW	The Nasdaq Stock Market LLC
Right to receive one-tenth (1/10) of one share of common stock	BLACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 12, 2024, the Company held an annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”). The stockholders approved a proposal to amend the Charter to allow the Company to extend the date by which the Company must consummate a business combination from November 14, 2024 to February 14, 2025 (the “Extension Amendment Proposal”). The stockholders also approved a proposal to amend the Charter to remove the net tangible asset requirement in order to expand the methods that the Company may employ so as not to become subject to the “penny stock” rules of the U.S. Securities and Exchange Commission (the “NTA Requirement Amendment Proposal”). The Certificate of Amendment to the Charter (the “Charter Amendment”) was filed with the Delaware Secretary of State and has an effective date of November 12, 2024.

The foregoing description of the Charter Amendment is qualified in its entirety by the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

As of the close of business on October 17, 2024, the record date for the Annual Meeting, there were 4,041,221 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding, each of which was entitled to one vote with respect to each of the proposals presented at the Annual Meeting. A total of 2,878,990 shares of Common Stock, representing approximately 71.24% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, were present in person or by proxy, constituting a quorum. The proposals listed below are described in more detail in the Definitive Proxy Statement on Form DEF 14A filed by the Company with the SEC on October 28, 2024 (the “Proxy Statement”).

Extension Amendment Proposal

The stockholders approved the Extension Amendment Proposal by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,874,672	4,318	0	0

NTA Requirement Amendment Proposal

The stockholders approved the NTA Requirement Amendment Proposal by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,878,990	0	0	0

Directors Proposal

The stockholders duly elected each of the five (5) existing directors to the Company’s Board of Directors until the next annual meeting of stockholders following this annual meeting or until each such director’s successor is elected and qualified, subject to his earlier death, resignation or removal, by the votes set forth in the table below:

	FOR	WITHHELD	BROKER NON-VOTES
Kuk Hyoun Hwang	2,874,672	4,318	0
Jun Chul Whang	2,878,990	0	0
Jin Whan Park	2,878,990	0	0
Phil Geon Lee	2,878,990	0	0
Sang Hyun Kim	2,874,583	4,407	0

Adjournment Proposal

The proposal to adjourn the stockholder meeting was not presented at the Annual Meeting since a quorum was established and the Extension Amendment Proposal and the NTA Requirement Amendment Proposal received sufficient favorable votes to be adopted.

Item 8.01.	Other Events.

In connection with the votes to approve the Extension Amendment Proposal and NTA Requirement Amendment Proposal, 1,766,469 shares of common stock of the Company were tendered for redemption.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Bellevue Life Sciences Acquisition Corp dated as of November 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2024

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:	/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	Chief Executive Officer